Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 63, National Trust 355 (Intermediate/Long Series) and National Trust 356 (Insured):

We consent to the use of our report dated March 27, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 27, 2003